UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company’s 2013 Annual Meeting of Stockholders (the “Meeting”) was held on April 25, 2013. As of the applicable record date of February 26, 2013, there were 44,845,794 shares of the Company’s common stock outstanding and entitled to vote at the Meeting, of which a total of 42,217,427 shares of common stock, or 94.13 percent of the shares outstanding and entitled to vote, were represented at the Meeting in person or by proxy. At the Meeting, the stockholders: (i) elected the Company’s directors for the ensuing year, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and (iii) approved an advisory (non-binding) proposal on the Company’s executive compensation (“Say on Pay”).

The voting results were as follows:

	FOR	AGAINST	WITHHELD/ ABSTAIN	BROKER NON-VOTES
Election of Directors:
Greg W. Becker	37,854,563	n/a	2,266,080	2,096,784
Eric A. Benhamou	37,824,847	n/a	2,295,796	2,096,784
David M. Clapper	38,014,365	n/a	2,106,278	2,096,784
Roger F. Dunbar	38,021,118	n/a	2,099,525	2,096,784
Joel P. Friedman	37,850,333	n/a	2,270,310	2,096,784
C. Richard Kramlich	37,771,765	n/a	2,348,878	2,096,784
Lata Krishnan	37,866,638	n/a	2,254,005	2,096,784
Jeffrey N. Maggioncalda	38,020,348	n/a	2,100,295	2,096,784
Kate D. Mitchell	38,043,237	n/a	2,077,406	2,096,784
John F. Robinson	38,039,440	n/a	2,081,203	2,096,784
Garen K. Staglin	37,995,444	n/a	2,125,199	2,096,784

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2013.	41,763,478	448,489	5,460	---

Advisory Say on Pay proposal.	37,740,388	2,345,843	34,412	2,096,784

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2013	SVB FINANCIAL GROUP

	By:	/s/ GREG BECKER
	Name:	GREG BECKER
	Title:	President and Chief Executive Officer